                                                                    EXHIBIT 99.2

                         Index to Financial Information



                                                                    Page
                                                                  Reference

Report of Independent Accountants.................................   F-2

Financial Statements:

  Statements of Financial Position as of December 31, 1998
  and 1999........................................................   F-3

  Statements of Operations for the Years Ended December 31, 1997,
  1998 and 1999...................................................   F-4

  Statements of Changes in Stockholders' Equity for the Years
  Ended December 31, 1997, 1998 and 1999...........................  F-5

  Statements of Cash Flows for the Years Ended
  December 31, 1997, 1998 and 1999.................................  F-6

  Notes to Financial Statements....................................  F-7

                       Report of Independent Accountants

To the Board of Directors and Stockholders of Network Solutions, Inc.

  In our opinion, the accompanying statements of financial position and the related statements of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Network Solutions, Inc. at December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years ended December 31, 1999 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain a reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICEWATERHOUSECOOPERS LLP
PRICEWATERHOUSECOOPERS LLP



February 2, 2000
McLean, VA

except for Note 13 for which the date is March 15, 2000

                            Network Solutions, Inc.

                       Statements of Financial Position

                                                                                            December 31,   December 31,
                                                                                                1998           1999

                                                              ASSETS
  Current assets:
 Cash and cash equivalents                                                                   $ 12,862,000   $196,589,000
 Short-term investments                                                                       118,808,000    116,342,000
 Accounts receivable, net                                                                      22,628,000     31,916,000
 Income taxes receivable                                                                              ---     16,193,000
 Prepaids and other assets                                                                      4,001,000      8,809,000
 Deferred tax asset                                                                            40,508,000    100,997,000
                                                                                             ------------   ------------
  Total current assets                                                                        198,807,000    470,846,000

Furniture and equipment, net                                                                   16,005,000     57,406,000
Long-term investments                                                                          13,590,000     62,475,000

Deferred tax asset                                                                             14,831,000     28,197,000

Goodwill and other, net                                                                           634,000      6,379,000
                                                                                             ------------   ------------
  Total Assets                                                                               $243,867,000   $625,303,000
                                                                                             ============   ============

                                               LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

 Accounts payable and accrued liabilities                                                    $ 28,287,000   $ 52,957,000

 Due to SAIC                                                                                    4,766,000     30,177,000
 Income taxes payable                                                                           5,409,000      1,045,000
 Current portion of capital lease obligations                                                     834,000        247,000

 Deferred revenue, net                                                                         93,720,000    255,307,000
                                                                                             ------------   ------------
  Total current liabilities                                                                   133,016,000    339,733,000

Capital lease obligations                                                                         247,000            ---

Long-term deferred revenue, net                                                                35,474,000    106,332,000

Other long-term liabilities                                                                           ---        639,000
                                                                                             ------------   ------------
  Total liabilities                                                                           168,737,000    446,704,000

Commitments and contingencies                                                                         ---            ---

Stockholders' equity:

 Preferred stock, $.001 par value; authorized 10,000,000 shares; none issued and                      ---            ---
 outstanding in 1998 and 1999

 Common stock, $.001 par value; authorized 210,000,000 shares; 67,791,734 issued and                  ---         68,000
 outstanding in 1999

 Class A common stock, $.001 par value; 9,140,000 shares issued and outstanding in 1998             9,000            ---

 Class B common stock, $.001 par value; 23,850,000 shares issued and outstanding in 1998           24,000            ---

 Additional paid-in capital                                                                    72,331,000    117,289,000

 Retained earnings                                                                              2,407,000     29,259,000

 Accumulated other comprehensive income                                                           359,000     31,983,000
                                                                                             ------------   ------------
  Total stockholders' equity                                                                   75,130,000    178,599,000
                                                                                             ------------   ------------
  Total Liabilities and Stockholders' Equity                                                 $243,867,000   $625,303,000
                                                                                             ============   ============



   The accompanying notes are an integral part of these financial statements

--------------------------------------------------------------------------------

                            Network Solutions, Inc.

                            Statements of Operations

                            Year ended December 31,

                                                                1997           1998            1999
                                                            -------------  -------------  --------------
            Net revenue                                     $ 45,326,000   $ 93,652,000    $220,811,000

            Cost of revenue                                   25,798,000     38,530,000      81,606,000
                                                            ------------   ------------    ------------
            Gross profit                                      19,528,000     55,122,000     139,205,000

            Research and development expenses                  1,653,000      4,821,000      10,989,000

            Selling, general and administrative expenses      12,268,000     37,144,000      92,517,000

            Interest income                                   (2,211,000 )   (6,303,000 )    (9,928,000 )

            Other expenses                                       116,000        116,000          52,000
                                                            ------------   ------------    ------------
            Income before income taxes                         7,702,000     19,344,000      45,575,000

            Provision for income taxes                         3,471,000      8,109,000      18,689,000
                                                            ------------   ------------    ------------
            Net income                                      $  4,231,000   $ 11,235,000    $ 26,886,000
                                                            ============   ============    ============

    Earnings per common share:

                Basic                                       $       0.08   $      0.18     $       0.40
                                                            ============   ===========     ============
                Diluted                                     $       0.08   $      0.17     $       0.38
                                                            ============   ===========     ============

   The accompanying notes are an integral part of these financial statements

--------------------------------------------------------------------------------

                            Network Solutions, Inc.

                 Statements of Changes in Stockholders' Equity


                                                          Class A                  Class B
                              Common Stock              Common Stock            Common Stock      Additional      Retained
                                                                                                    Paid-in       Earnings
                        Shares          Amount        Shares    Amount      Shares      Amount     Capital      (Deficit)
 Balance,                     ---  $       ---            ---  $      ---  12,500,000   $12,000  $ 4,468,000  $   (3,043,000 )
 December  31,
 1996

 Declaration of               ---          ---            ---         ---         ---        ---          ---    (10,000,000 )
 Class B dividend

 Conversion of                ---          ---        575,000         ---    (575,000 )      ---          ---            ---
 Class  B common
 stock

 Issuance of                  ---          ---      3,220,000       4,000         ---        ---   51,983,000            ---
 Class A common
 stock

 Net income for               ---          ---            ---         ---         ---        ---          ---      4,231,000
                     ------------ ------------   ------------  ----------  ----------   --------  -----------  -------------
 the year ended
 December  31,
 1997
 Balance,                     ---          ---      3,795,000       4,000  11,925,000     12,000   56,451,000     (8,812,000 )
 December  31,
 1997

 Issuance of                  ---          ---        775,000       1,000         ---        ---   10,273,000            ---
 Common Stock
 pursuant to stock
 plans

 Tax benefit                  ---          ---            ---         ---         ---        ---    5,607,000            ---
 associated with
 stock plans

 Two-for-one                  ---          ---      4,570,000       4,000  11,925,000     12,000          ---        (16,000 )
 common stock
 split effected in
 the form of a
 100% stock
 dividend

  Comprehensive
 income:

 Net income for               ---          ---            ---         ---         ---        ---          ---     11,235,000
 the year ended
 December  31,
 1998.

Other
comprehensive
income, net of
tax:

  Unrealized gains            ---          ---            ---         ---         ---        ---          ---            ---
  on securities
 Comprehensive                ---          ---            ---         ---         ---        ---          ---            ---
                       ----------       ------      ---------    --------  ----------   --------   ----------      ---------
 income
 Balance,                     ---          ---      9,140,000       9,000  23,850,000     24,000   72,331,000      2,407,000
 December  31,
 1998

 Issuance of              583,000        1,000        323,000         ---         ---        ---   10,115,000            ---
 common stock
 pursuant to stock
 plans

 Tax benefit                  ---          ---            ---         ---         ---        ---   34,843,000            ---
 associated with
 stock plans

 Conversion of                ---          ---     23,850,000      24,000 (23,850,000 )  (24,000 )        ---            ---
 Class  B common
 stock

 Reclassification      33,313,000       33,000    (33,313,000 )   (33,000 )       ---        ---          ---           ---
 of Class A common
 stock

 Two-for-one           33,896,000       34,000            ---         ---         ---        ---          ---       (34,000 )
 common stock
 split effected in
 the form of a
 100% stock
 dividend

 Comprehensive
 income:


 Net income for               ---          ---            ---         ---         ---        ---          ---    26,886,000
 the year ended
 December  31,
 1999

 Other
 comprehensive
 income, net of
 tax:

  Unrealized gains            ---          ---            ---            ---         ---        ---          ---          ---
  on securities

 Comprehensive                ---          ---            ---            ---         ---        ---          ---          ---
 income

 Balance,              67,792,000    $  68,000                       $                     $        $117,289,000 $ 29,259,000
 December 31,          ==========    =========      =========        =======  ==========   ======== ============ ============
 1999




                                                                          Accumulated
                                                                             Other
                                                                            Compre-      Compre-         Total
                                                                            hensive      hensive     Stockholders'
                                                                            Income        Income         Equity
 Balance, December  31, 1996                                            $       ---  $       ---   $   1,437,000

 Declaration of Class B dividend                                                ---           ---    (10,000,000 )

 Conversion of Class  B common stock                                            ---           ---            ---

 Issuance of Class A common stock                                               ---           ---     51,987,000

 Net income for the year ended December  31, 1997                               ---           ---      4,231,000
                                                                                                   -------------
 Balance, December  31, 1997                                                    ---           ---     47,655,000

 Issuance of Common Stock pursuant to stock plans                               ---           ---     10,274,000

 Tax benefit associated with stock plans                                        ---           ---      5,607,000

 Two-for-one common stock split effected in the form of a 100% stock            ---           ---            ---
 dividend

 Comprehensive income:

  Net income for the year ended December  31, 1998.                             ---    11,235,000     11,235,000

 Other comprehensive income, net of tax:

  Unrealized gains on securities                                            359,000       359,000        359,000
                                                                        -----------  ------------  -------------
 Comprehensive income                                                           ---   $11,594,000            ---
                                                                        -----------  ------------  -------------
 Balance, December  31, 1998                                                              359,000     75,130,000

 Issuance of common stock pursuant to stock plans                               ---           ---     10,116,000

 Tax benefit associated with stock plans                                        ---           ---     34,843,000

 Conversion of Class  B common stock                                            ---           ---            ---

 Reclassification of Class A common stock                                       ---           ---            ---

 Two-for-one common stock split effected in the form of a 100% stock            ---           ---            ---
 dividend

 Comprehensive income:

  Net income for the year ended December  31, 1999                              ---    26,886,000     26,886,000

 Other comprehensive income, net of tax:

  Unrealized gains on securities                                         31,624,000    31,624,000     31,624,000
                                                                                     ------------
 Comprehensive income                                                           ---   $58,510,000            ---
                                                                                     ------------

 Balance, December  31, 1999                                            $31,983,000                $ 178,599,000
                                                                        ===========                =============

   The accompanying notes are an integral part of these financial statements

--------------------------------------------------------------------------------

                            Network Solutions, Inc.

                            Statements of Cash Flows

                                                                             Year Ended December 31,
                                                                      1997            1998             1999
                                                                 --------------  ---------------  --------------
 Cash flows from operating activities:

  Net income                                                     $   4,231,000   $   11,235,000   $  26,886,000

  Adjustments to reconcile net income to net cash provided by operating activities:

   Depreciation and amortization                                     2,432,000        3,754,000      12,223,000

   Provision for uncollectible accounts receivable                   8,082,000        2,247,000             ---

   Deferred income taxes                                           (13,226,000 )    (27,317,000 )   (95,823,000 )

   Tax benefit associated with stock plans                                 ---        5,607,000      34,843,000

  Changes in operating assets and liabilities:

   Increase in accounts receivable                                  (1,287,000 )    (19,083,000 )    (9,288,000 )

   Increase in income taxes receivable                                     ---              ---     (16,193,000 )

   Increase in prepaids and other assets                               (69,000 )     (2,996,000 )    (4,808,000 )

   Increase in accounts payable and accrued liabilities              3,845,000       21,861,000      22,655,000

   Increase (decrease) in income taxes payable                       5,042,000          367,000      (4,364,000 )

   Increase in deferred revenue                                     32,099,000       67,743,000     232,445,000
                                                                 -------------   --------------   -------------
    Net cash provided by operating activities                       41,149,000       63,418,000     198,576,000
                                                                 -------------   --------------   -------------
 Cash flows from investing activities:

  Purchase of furniture and equipment                               (3,240,000 )    (13,070,000 )   (52,778,000 )

  Redemption (purchase) of short-term investments, net             (40,200,000 )    (77,990,000 )     9,479,000

  Acquisition of businesses, net of cash acquired                          ---              ---      (3,936,000 )

  Purchase of long-term investments                                        ---      (13,590,000 )   (11,656,000 )

  Proceeds from maturity of long-term investments                          ---              ---       9,350,000
                                                                 -------------   --------------   -------------
    Net cash used in investing activities                          (43,440,000 )   (104,650,000 )   (49,541,000 )
                                                                 -------------   --------------   -------------
 Cash flows from financing activities:

  Net transactions with SAIC                                      ( 14,045,000 )      3,516,000      25,411,000

  Proceeds from issuance of common stock                            52,405,000              ---             ---

  Dividend paid                                                    (10,000,000 )            ---             ---

  Repayment of capital lease obligations                              (463,000 )       (842,000 )      (834,000 )

  Issuance of common stock pursuant to stock plans                         ---       10,274,000      10,115,000
                                                                 -------------   --------------   -------------
    Net cash provided by financing activities                       27,897,000       12,948,000      34,692,000
                                                                                                  -------------
 Net increase (decrease) in cash and cash                           25,606,000     (28,284,000 )    183,727,000

 equivalents

 Cash and cash equivalents, beginning of period                     15,540,000       41,146,000      12,862,000
                                                                 -------------   --------------   -------------
 Cash and cash equivalents, end of period                        $  41,146,000   $   12,862,000   $ 196,589,000
                                                                 =============   ==============   =============


   The accompanying notes are an integral part of these financial statements

--------------------------------------------------------------------------------

     Network Solutions, Inc.

                         Notes to Financial Statements

Note 1 --- Company and Summary of Significant Accounting Policies

  Network Solutions is the exclusive registry and the leading registrar for second level domain names within the .com, .net, .org and .edu top level domains pursuant to a series of agreements with the Internet Corporation for Assigned Names and Numbers (``ICANN'') and the Department of Commerce. As a registry, we maintain the master directory of all second level domain names in the .com, .net and .org top level domains. We own and maintain the shared registration system that allows all registrars, including us, to enter new second level domain names into the master directory and to submit modifications, transfers, re-registrations and deletions for existing second level domain names. As a registrar, we market second level domain name registration services that enable registrants to establish their identities on the web. In addition, we market a portfolio of value-added products and services to help our customers maximize the value of that identity throughout its life cycle. Network Solutions also provides Internet Technology Services, focusing on network engineering, network and systems security and network management solutions.

Agreements with ICANN

  On November 10, 1999, a series of wide-ranging agreements were entered into relating to the domain name system. These agreements consist of the following:

 o A registry agreement between Network Solutions and ICANN under which Network Solutions will continue to act as the exclusive registry for the .com, .net and .org top level domains through November 9, 2003.

 o A revised registrar accreditation agreement between ICANN and all registrars registering names in the .com, .net and .org domains.

 o A revised registrar license and agreement between Network Solutions as registry and all registrars registering names in the .com, .net and .org domains using Network Solutions' proprietary shared registration system.

 o An amendment to the Memorandum of Understanding between the U.S. government and ICANN.


  Under these agreements, Network Solutions has recognized ICANN as the not-for-profit corporation described in Amendment 11 to the Cooperative Agreement, has become an ICANN-accredited registrar and has agreed to operate the registry in accordance with the provisions of the registry agreement and the consensus policies established by ICANN in accordance with the terms of that agreement. Network Solutions will be an accredited registrar through November 9, 2004 with a right to renew indefinitely. As the registry, Network Solutions will continue to charge registrars $9 per registration-year until January 15, 2000. Thereafter, the fee will be $6 per registration-year unless increased to cover increases in registry costs under the circumstances described in the registry agreement.

  The term of the registry agreement extends until November 9, 2003, except that, if the ownership of Network Solutions' registry and registrar operations is separated within 18 months as described in the agreement, the registry agreement term would be extended until November 9, 2007.

  Network Solutions has agreed to pay annual fees set by ICANN at levels currently not to exceed $2 million for Network Solutions' registrar and $250,000 for the Network Solutions' registry.

Network Solutions, Inc.

                 Notes to Financial Statements --- (Continued)

Note 1 --- Company and Summary of Significant Accounting Policies ---
(Continued)

Cooperative Agreement

  In December 1992, Network Solutions entered into the cooperative agreement with the National Science Foundation under which Network Solutions was to provide Internet domain name registration services for five top level domains:
 .com, .net, .org, .edu and .gov. These registration services include the initial two year domain name registration and annual re-registration, and throughout the registration term, maintenance of and unlimited modifications to individual domain name records and updates to the master file of domain names. The cooperative agreement became effective January 1, 1993. It included a three-month phase-in period, a five-year operational period, commencing April 1, 1993 and ending March 31, 1998, and a six-month flexibility period through September 30, 1998. Effective September 9, 1998, the Department of Commerce took over the administration of the cooperative agreement from the National Science
Foundation. In October 1998, the cooperative agreement was amended to extend the flexibility period until September 30, 2000. In November 1999, we entered into the series of agreements with ICANN and the Department of Commerce relating to our Internet domain name registration services.

  The original terms of the cooperative agreement provided for a cost reimbursement plus fixed-fee contract (with an initial fee of 8%). Effective September 14, 1995, the National Science Foundation and Network Solutions amended the cooperative agreement to require Network Solutions to begin charging end users a services fee of $50 per year for each domain name in the .com, .net and .org top level domains. Until April 1, 1998, registrants paid a services fee of $100 for two years of domain name services upon each initial registration and an annual re-registration fee of $50 per year thereafter. The National Science Foundation paid the registration fees for domain names within the .edu and .gov top level domains through March 31, 1997. Commencing April 1, 1997, Network Solutions agreed with the National Science Foundation to provide domain name registration services within the .edu and .gov top level domains free of charge. As of October 1, 1997, Network Solutions no longer registers or administers domain names in the .gov top level domain.

  Under the terms of the September 14, 1995 amendment to the cooperative agreement, 30% of the registration fees collected by Network Solutions was required to be set aside for the enhancement of the intellectual infrastructure of the Internet (set aside funds) and, as such, was not recognized as revenue by Network Solutions. The set aside funds, plus any interest earned, were disbursed at the direction of the National Science Foundation. As of December 31, 1998, Network Solutions had disbursed all set aside funds collected and associated interest to the National Science Foundation.

  On March 12, 1998, the National Science Foundation and Network Solutions amended the cooperative agreement to eliminate the 30% set aside requirement effective April 1, 1998 and to reduce the registration fees by a corresponding amount. Initial registrations on and after April 1, 1998 are charged $70 for two years of registration services and an annual re-registration fee of $35 per year thereafter. This amendment had no effect on the revenue currently recognized on each registration, $70 for initial registrations and $35 for re-registrations, since Network Solutions previously did not recognize revenue on the 30% set aside funds. Accordingly, while the revenue to Network Solutions on a per registration basis did not change, the amount charged to customers declined.

  For purposes of Network Solutions' statements of cash flows, amounts relating to these restricted assets and the Internet fund liability have been excluded in their entirety.

                            Network Solutions, Inc.
                 Notes to Financial Statements --- (Continued)

Note 1 --- Company and Summary of Significant Accounting Policies ---
(Continued)

Revenue Recognition
  Registration fees for registration services provided by Network Solutions are recognized on a straight-line basis over the life of the registration term. Network Solutions records revenue net of an estimated provision for uncollectible accounts receivable (Note 3).

  Substantially all of Network Solutions' Internet Technology Services revenue is derived from professional services, which are generally provided to clients on a time and expense basis and is recognized as services are performed.

  In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin 101 (SAB 101), ``Revenue Recognition in Financial Statements'' which summarizes certain of the staff's views on revenue recognition. Network Solutions' revenue recognition policies have been and continue to be in accordance with SAB 101.

Deferred Revenue
  Deferred revenue primarily represents the unearned portion of revenue related to the unexpired term of registration fees, net of an estimate for uncollectible accounts receivable (Note 3).

Cash and Cash Equivalents

  Network Solutions considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Short and Long-Term Investments

  Short and long-term investments in marketable securities are classified as available-for-sale and are reported at fair value, with unrealized gains and losses, net of tax, recorded in stockholders' equity. Fair value is determined based upon the quoted market prices of the securities as of the balance sheet date. Unrealized gains and losses are reflected in other comprehensive income.

Financial Instruments

  The recorded value of Network Solutions' financial instruments, which include short and long-term investments, accounts receivable and accounts payable, approximates market value. Concentration of credit risks with respect to registration receivables is limited due to the wide variety and number of customers, as well as their dispersion across geographic areas. Network Solutions has no derivative financial instruments.

Furniture and Equipment
  Furniture and equipment are stated at cost. Depreciation on furniture, office and computer equipment is calculated principally using a declining-balance method over the useful lives of three to seven years. Equipment under capital leases is amortized using a declining-balance method over the shorter of the assets' useful lives or lease term, ranging from two to three years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful lives of the assets, generally six years (see Note 4 ---Furniture and Equipment).

                            Network Solutions, Inc.
                 Notes to Financial Statements --- (Continued)

Note 1 --- Company and Summary of Significant Accounting Policies ---
(Continued)

Goodwill

  Goodwill represents the excess of the purchase cost over the fair value of net assets acquired in Network Solutions' acquisition by Science Applications International Corporation, or SAIC, in 1995, and in the acquisition of ImageCafe, Inc. by Network Solutions in November 1999. The goodwill resulting from these transactions is amortized over five years and three years, respectively, using the straight-line method. Amortization expense of $686,000, $543,000 and $846,000 for years ended December 31, 1997, 1998 and 1999, respectively, was included in selling, general and administrative expenses.

Stock Splits

  On December 21, 1999, Network Solutions' Board of Directors approved a two-for-one stock split of its Common Stock, to be effected in the form of a 100% stock dividend on shares of Common Stock outstanding on February 25, 2000. The stock dividend was distributed on March 10, 2000.

  On December 31, 1998, Network Solutions' Board of Directors approved a two-for-one stock split of the shares of Class A common stock and Class B common stock, to be effected in the form of a 100% stock dividend on shares of Class A common stock and Class B common stock outstanding on February 26, 1999. The stock dividend was distributed on March 23, 1999.

  Share and per share information for all periods presented in the accompanying financial statements have been adjusted to reflect these stock splits.

Software Development Costs

  Effective 1998, the Company adopted the American Institute of Certified Public Accountants' Statement of Position 98-1(``SOP 98-1''), ``Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.'' Under the Company's previous accounting policy, costs for internal use software, whether developed or obtained, were generally expensed as incurred. In compliance with SOP 98-1, the Company expenses costs incurred in the preliminary project stage and, thereafter, capitalizes costs incurred in the developing or obtaining of internal use software. Certain costs, such as maintenance and training, are expensed as incurred. Capitalized costs are amortized over a period of 3 to 6 years.

Advertising Costs

  Advertising production costs are expensed upon commencement of the advertising campaign. Television, Internet banner and print advertising costs are expensed in the period the advertising is delivered.

Income Taxes

  Deferred taxes are accounted for under SFAS No. 109, ``Accounting for Income Taxes,'' whereby deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between financial statement reporting and income tax purposes. A valuation allowance is recorded if it is ``more likely than not'' that some portion of or all of a deferred tax asset will not be realized.

                            Network Solutions, Inc.
                 Notes to Financial Statements --- (Continued)

Note 1 --- Company and Summary of Significant Accounting Policies ---
(Continued)
  Prior to Network Solutions' initial public offering, Network Solutions filed tax returns as part of SAIC's consolidated tax group. Tax expense during this period had been determined as if Network Solutions was a separate taxpayer and was charged to Network Solutions by SAIC. Effective October 1, 1997, Network Solutions is no longer part of SAIC's consolidated tax group for federal income tax purposes and prepares its income tax returns as a separate entity.

Stock Based Compensation

  Network Solutions accounts for its stock option and employee stock purchase plans in accordance with the provisions of Accounting Principles Board Opinion
(APB) No. 25, ``Accounting for Stock Issued to Employees''. No compensation cost has been recognized by Network Solutions for its employee stock plans. The SFAS No. 123, ``Accounting for Stock-Based Compensation'', provides an alternative accounting method to APB No. 25 and requires additional pro forma disclosures (Note 10). Network Solutions expects to continue to account for its employee stock plans in accordance with the provisions of APB No. 25.

Segment Data

  During 1998, Network Solutions adopted SFAS No. 131, ``Disclosures about Segments of an Enterprise and Related Information''. SFAS No. 131 supersedes SFAS No. 14, ``Financial Reporting for Segments of a Business Enterprise'', replacing the ``industry segment'' approach with the ``management'' approach. The management approach designates internal reporting that is used by management for making operating decisions and assessing performance as the source of an entity's reportable segments. SFAS No. 131 also requires disclosures about products and services, geographic areas and major customers. The adoption of SFAS No. 131 did not affect results of operations, financial position or segment information disclosures of Network Solutions due to the nature and relative magnitude of its business activities for 1998 and 1999.

Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make reasonable estimates and assumptions, based upon all known facts and circumstances that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Note 2 --- Common Stock

1999 Secondary Stock Offering and Stock Reclassification

  On February 12, 1999, Network Solutions completed a secondary stock offering in which a total of 9,160,000 shares of Class A common stock were sold. Concurrent with the offering, SAIC converted 9,000,000 shares of Class B common stock into 9,000,000 shares of Class A common stock sold in the offering. The remaining 160,000 shares of Class A common stock were sold by other selling stockholders after they exercised the applicable stock options simultaneously with the closing of the offering. Network Solutions was not a selling stockholder, and, therefore, did not receive any proceeds from the stock offering other than proceeds from options exercised as part of the offering.

                            Network Solutions, Inc.
                 Notes to Financial Statements --- (Continued)

Note 2 --- Common Stock --- (Continued)
After the offering, SAIC owned approximately 89% of the combined voting power and approximately 45% of the economic interest of the outstanding common stock.

  On June 3, 1999, SAIC, the sole Class B common stock stockholder, converted the remaining Class B common stock into an identical number of shares of Class A common stock. As a result, SAIC's voting power changed from 89% to 45%, consistent with the number of Class A shares owned after the conversion. On June 17, 1999, Network Solutions filed an Amended and Restated Certificate of Incorporation whereby its Class A common stock, par value $0.001 per share, and Class B Common stock, par value $0.001 per share, were reclassified as a single class of common stock, par value $0.001 per share, the ``Common Stock''. At the time of the reclassification of the Class A common stock and Class B common stock to Common Stock, there were 33,312,594 shares of Class A common stock and no shares of Class B common stock outstanding.

1997 Recapitalization and Initial Public Offering

  On June 26, 1997, the Board of Directors amended the Certificate of Incorporation to provide for two classes of common stock, designated as Class A and Class B. The holders of Class A and Class B common stock generally have identical rights except that holders of Class A common stock are entitled to one vote per share while holders of Class B common stock are entitled to ten votes per share. Each share of Class B common stock is convertible at the holder's option into one share of Class A common stock.

  On October 1, 1997, Network Solutions completed an initial public offering of 7,590,000 shares of its $.001 par value Class A common stock, including 990,000 shares resulting from the exercise of certain over allotment provisions. Network Solutions' net proceeds from the initial public offering, including over allotment, were $52.5 million based on Network Solutions' direct sale of 6,440,000 shares of Class A common stock.

  Prior to the offering, Network Solutions was a wholly-owned subsidiary of SAIC. In conjunction with the initial public offering, SAIC converted 1,150,000 shares (including 150,000 over allotment shares) of Class B common stock into 1,150,000 shares of Class A common stock and directly sold the shares as a selling stockholder. Upon completion of the offering, SAIC owned 100% of the outstanding Class B common stock representing 75.9% of Network Solutions' equity and 96.9% of the combined voting power of Network Solutions' outstanding Class B and Class A common stock.

  On August 21, 1997, Network Solutions' Board of Directors declared a $10,000,000 dividend to be paid to SAIC upon consummation of the initial public offering. This dividend was paid to SAIC on October 1, 1997.

                            Network Solutions, Inc.
                 Notes to Financial Statements --- (Continued)

Note 3 --- Accounts Receivable

  Accounts receivable consist of the following amounts as of December 31:

                                                                         1998           1999
                                                                     -------------  -------------
                    Billed                                           $ 42,679,000   $ 79,340,000
                    Unbilled                                            5,695,000      1,296,000
                                                                     ------------   ------------
                     Total accounts receivable before allowances       48,374,000     80,636,000

                    Less --- Allowance for uncollectible accounts     (25,746,000)   (48,720,000)
                                                                     ------------   ------------
                    Accounts receivable, net                         $ 22,628,000   $ 31,916,000
                                                                     ============   ============



  Unbilled receivables consist of registration fees and time and material contract costs which have been incurred but which have not yet been billed.

  Effective April 1, 1998, Network Solutions consolidates and then amortizes only the net deferred revenue balance as net revenue over the registration term. Through March 1998, in accounting for registration fees, Network Solutions initially recorded the gross amount of the registration fee to accounts receivable and deferred revenue. The allowance for estimated uncollectible accounts was recorded against both accounts receivable and deferred revenue balances. From the deferred revenue and allowance balances, Network Solutions recorded revenue and its provision for uncollectible accounts on a straight-line basis over the registration term.

  The provision for uncollectible accounts receivable, which was separately recorded and deducted from gross registration fees in determining net registration revenue through March 1998, was $7,782,000 and $2,168,000 respectively, for the years ended December 31, 1997 and 1998. An additional $300,000 and $79,000 of bad debt expense was recorded in 1997 and 1998, respectively, for the write-off of Internet Technology Services receivables.

Note 4 --- Furniture and Equipment

  Furniture and equipment consist of the following amounts as of December 31:

                                                         1998           1999
                                                     -------------  -------------
Furniture and office equipment                        $   833,000   $  2,058,000
Computer equipment and software                        19,400,000     64,677,000
Leasehold improvements                                  2,018,000      8,294,000
                                                      -----------   ------------
 Furniture and equipment, at cost                      22,251,000     75,029,000

  Less: Accumulated depreciation and amortization      (6,246,000)   (17,623,000)
                                                      -----------   ------------
Furniture and equipment, net                          $16,005,000   $ 57,406,000
                                                      ===========   ============



  Furniture and equipment includes $2,386,000 of computer equipment acquired during 1997 under capital lease agreements. Amortization expense related to capital leases totaled $915,000, $1,028,000 and $304,000 in 1997, 1998 and 1999,
respectively. Depreciation and amortization expense related to furniture and equipment, for the years ended December 31, 1997, 1998 and 1999 was $1,746,000, $3,211,000 and $11,377,000, respectively.

                            Network Solutions, Inc.
                 Notes to Financial Statements --- (Continued)

Note 5 --- Accounts Payable and Accrued Expenses

  Accounts payable and accrued expenses consist of the following amounts as of December 31:

                                                                            1998          1999
                                                                        ------------  ------------
                        Accounts payable                                 $ 7,647,000   $ 3,283,000
                        Accrued expenses                                  16,717,000    39,449,000
                        Accrued payroll                                    3,923,000    10,225,000
                                                                         -----------   -----------
                         Total accounts payable and accrued expenses     $28,287,000   $52,957,000
                                                                         ===========   ===========


Note 6 --- Leases

  Future minimum lease payments, including fixed escalation increases for office space and equipment under capital and operating leases with initial or remaining noncancelable lease terms in excess of one year as of December 31, 1999 are:

                                                   Capital    Operating
Year Ending December 31:                           Leases       Leases
                                                  ---------  ------------

2000                                               $252,000   $ 8,195,000
2001                                                    ---     6,133,000
2002                                                    ---     4,007,000
2003                                                    ---     1,421,000
2004                                                    ---       358,000
                                                   --------   -----------
 Total minimum lease payments                       252,000   $20,114,000
Less: Amounts representing interest                  (5,000)  ===========
                                                   --------
Present value of minimum lease payments             247,000

Less: Current portion                              (247,000)
                                                   --------
Long-term portion of capital lease obligations    $     ---
                                                   ========


  In December 1992, Network Solutions entered into a lease agreement for Network Solutions' headquarters in Herndon, Virginia. Subsequent to the acquisition, SAIC subleased the facilities to Network Solutions under a lease expiring November 2002. During 1997, Network Solutions leased a second facility in Herndon whose lease term expires in July 2002. In April and September 1999, Network Solutions leased two additional facilities in Herndon with lease terms expiring in March 2004 and November 2002, respectively.

  Operating lease expense for the years ended December 31, 1997, 1998 and 1999 was $2,188,000, $3,533,000 and $6,031,000, respectively. Network Solutions generated rental income from subleases of $291,000 and $215,000 for the years ended December 31, 1997 and 1998, respectively. No rental income from subleases was recorded for the year ended December 31, 1999.

Note 7 --- Transactions with SAIC

  Network Solutions was acquired by SAIC on March 10, 1995 in a stock-for-stock transaction accounted for as a purchase. The financial statements for the years ended December 31, 1997, 1998 and 1999 include significant transactions with other SAIC business units involving functions and services (such as cash management, tax administration, accounting, legal, data processing, payroll and

                            Network Solutions, Inc.
                 Notes to Financial Statements --- (Continued)

Note 7 --- Transactions with SAIC --- (Continued) related taxes and employee benefit plans) that were provided to Network Solutions by centralized SAIC organizations. Such charges and allocations are not necessarily indicative of the costs that would have been incurred if Network Solutions had been a separate entity. SAIC assesses a fee to Network Solutions for corporate services provided by SAIC equal to a percentage of annual net revenue. The corporate services fee is negotiated annually and was 2.5%, 1.5% and 0.5% during 1997, 1998 and 1999, respectively. The agreement may be terminated by either party upon 180 days' prior written notice. Prior to July 1, 1999, employees of Network Solutions were eligible to participate in various SAIC benefit plans, including stock, bonus and retirement plans, subject to the applicable eligibility requirements. SAIC charges Network Solutions directly for the costs of such employee benefit plans. Charges related to the administration of the SAIC benefit plans in which employees of Network Solutions participate, are included within the SAIC corporate services fee.

  Amounts charged and allocated to Network Solutions for these functions and services for the years ended December 31, 1997, 1998 and 1999 were $1,126,000, $1,447,000 and $1,000,000, respectively, and are principally included in selling, general and administrative expenses.

  Sales as a subcontractor to SAIC for the years ended December 31, 1997, 1998 and 1999 were $2,445,000, $525,000 and $234,000, respectively. In addition, because Network Solutions was included in SAIC's consolidated tax returns for periods from acquisition until the initial public offering, Network Solutions was obligated to make payment for its tax liability to SAIC in accordance with the tax sharing arrangement (Note 8).

  The due to SAIC balance represents the cumulative net activity of all transactions between Network Solutions and SAIC and is primarily composed of direct reimbursement of salaries, payroll taxes and employee benefits funded upon processing by SAIC. Network Solutions reflects this activity in the statements of cash flows on a net basis because of the quick turnover, the large amounts and the short maturities of these related party cash transactions.

Note 8 --- Provision for Income Taxes

  The results of Network Solutions since its acquisition by SAIC until its initial public offering were included in SAIC's consolidated tax returns. Subsequent to the initial public offering, Network Solutions is no longer part of SAIC's consolidated tax group for federal income tax purposes and prepares its income tax returns as a separate entity.

                            Network Solutions, Inc.
                 Notes to Financial Statements --- (Continued)

Note 8 --- Provision for Income Taxes --- (Continued)
  The provision for income taxes consists of the following:

                                                           Year Ended December 31,
                                                     1997           1998           1999
                                                 -------------  -------------  -------------
                   Current:

                    Federal                      $ 13,931,000   $ 29,559,000   $ 95,540,000
                    State                           2,766,000      5,867,000     18,977,000
                                                 ------------   ------------   ------------
                    Total current provision        16,697,000     35,426,000    114,517,000
                                                 ------------   ------------   ------------

               Deferred:

                    Federal                       (11,035,000)   (22,792,000)   (79,948,000)
                    State                          (2,191,000)    (4,525,000)   (15,880,000)
                                                 ------------   ------------   ------------
                    Total deferred benefit        (13,226,000)   (27,317,000)   (95,828,000)
                                                 ------------   ------------   ------------
                   Provision for income taxes    $  3,471,000   $  8,109,000   $ 18,689,000
                                                 ============   ============   ============

  Deferred tax assets are comprised of the following temporary differences as of December 31:

                                                                          1998            1999
                                                                      -------------  --------------
                   Deferred revenue                                    $46,943,000    $133,398,000
                   Provision for uncollectible accounts receivable       8,409,000      17,986,000
                   Tax on accumulated other comprehensive income               ---     (22,223,000)
                   Other                                                   (13,000)         33,000
                                                                       -----------    ------------
                    Total deferred tax asset                           $55,339,000    $129,194,000


                                 ------------
  Network Solutions has not established a current valuation allowance for its deferred tax assets since, in the opinion of management, it is more likely than not that all of the deferred tax assets will be realized. The deferred tax assets relate primarily to registration fees which are taxable upon initial registration but are recognized in the financial statements over the registration term.

  A reconciliation of the provision for income taxes to the amount computed by applying the statutory federal income tax rate of 35% to income before income taxes is provided below:

                                                                         Year Ended December 31,
                                                                     1997         1998          1999
                                                                  -----------  -----------  ------------
                Federal tax at statutory rate                      $2,696,000   $6,771,000   $15,952,000
                State income taxes, net of federal tax benefit        374,000    1,015,000     2,230,000
                Nondeductible goodwill amortization                   240,000      213,000       331,000
                Other                                                 161,000      110,000       176,000
                                                                   ----------   ----------   -----------
                Provision for income taxes                         $3,471,000   $8,109,000   $18,689,000
                                                                   ==========   ==========   ===========



  Network Solutions paid income taxes of $31,235,000 and $100,223,000 during the years ended December 31, 1998 and 1999, respectively.

                            Network Solutions, Inc.
                 Notes to Financial Statements --- (Continued)

Note 9 --- Computation of Earnings Per Share

The following is a reconciliation of the numerator and denominator used in the basic and diluted earnings per share computations:

                                                           Income                     Shares                Per Share
                                                         (Numerator)                (Denominator)              Amount
                                                         -----------                -------------            ---------
  1997 Earnings Per Share:
  Basic                                                   $ 4,231,000                 53,220,000                   $0.08

  Dilutive securities:
   Outstanding options                                            ---                    712,000
                                                          -----------                 ----------
   Diluted                                                $ 4,231,000                 53,932,000                   $0.08
                                                          ===========                 ==========                   =====

  1998 Earnings Per Share:
  Basic                                                   $11,235,000                 63,914,000                   $0.18
                                                                                                                   =====

  Dilutive securities:
   Outstanding options                                            ---                  2,880,000
                                                          -----------                 ----------
   Diluted                                                $11,235,000                 66,794,000                   $0.17
                                                          ===========                 ==========

  1999 Earnings Per Share:
  Basic                                                   $26,886,000                 66,687,000                   $0.40

  Dilutive securities:
   Outstanding options                                           ---                   3,230,000
                                                                ----                  ----------
   Diluted                                                $26,886,000                 69,917,000                   $0.38
                                                          ===========                 ==========

  Common shares issued are weighted for the period the shares were outstanding and incremental shares assumed issued under the treasury stock method for dilutive earnings per share are weighted for the period the underlying options were outstanding.

Note 10 --- Employee Benefit Plans

1996 Stock Incentive Plan

  The 1996 Stock Incentive Plan, or Incentive Plan, of Network Solutions was adopted by the Board of Directors on September 18, 1996. The Incentive Plan provides for awards in the form of restricted shares, stock units, stock appreciation rights, and stock options (including incentive stock options and nonstatutory stock options). A total of 9,225,000 shares of Common Stock have been initially reserved for issuance under the Incentive Plan. The number of shares are increased by 2% of the total number of Common Stock outstanding at the end of the most recent calendar year. Through December 31, 1999, an additional 4,934,000 shares were eligible for issuance and have subsequently been reserved for a combined total of 14,159,000 eligible shares under the Incentive Plan.

                            Network Solutions, Inc.
                 Notes to Financial Statements --- (Continued)

Note 10 --- Employee Benefit Plans --- (Continued)

  Following is a summary of stock option activity pursuant to Network Solutions' Incentive Plan:

                                                   Shares
                                                    Under     Weighted Average
                                                   Option      Exercise Price
                                                 -----------  ----------------
                 Balance at December 31, 1996     4,902,000             $ 3.25
                 Granted                          2,402,000             $ 3.56
                 Exercised                           ---                ---
                 Cancelled                         (146,000)            $ 3.50
                                                 ----------
                 Balance at December 31, 1997     7,158,000             $ 3.34
                 Granted                          2,718,000             $10.98
                 Exercised                       (3,040,000)            $ 3.26
                 Cancelled                       (1,414,000)            $ 4.63
                                                 ----------
                 Balance at December 31, 1998     5,422,000             $ 6.87
                 Granted                          4,624,000             $43.54
                 Exercised                       (1,757,000)            $ 5.28
                 Cancelled                         (597,000)            $23.57
                                                 ----------
                 Balance at December 31, 1999     7,692,000             $27.97
                                                 ==========


  Granted stock options generally become exercisable one year after the date of the grant, vest 30%, 30%, 20% and 20%, respectively, on each anniversary date of the grant and have a term of five years. All options granted to date have been nonstatutory stock options except for 404,000 incentive stock options granted in 1996. During 1999, Network Solutions granted 27,576 restricted shares to two executives. No other restricted shares, stock units or stock appreciation rights have been granted to date.

  The following table summarizes the status of Network Solutions' stock options outstanding and exercisable at December 31, 1999:

                                                Stock Options             Stock Options
                                                 Outstanding               Exercisable
                                                 -----------               -----------
                                                 Weighted
                                                 Average      Weighted            Weighted
                                                 Remaining    Average             Average
           Range of                              Contractual  Exercise            Exercise
         Exercise Prices    Shares                Life         Price     Shares    Price
         ---------------    ------                ----         -----     ------    -----
         $ 3.50--$  3.50  1,440,000                2.16       $   3.50   300,000  $   3.50
         $ 3.72--$ 10.84  1,364,000                3.31       $   7.73   222,000  $   6.47
         $11.75--$ 29.69  1,352,000                4.28       $  23.80    29,000  $  12.41
         $30.25--$ 38.63  1,301,000                4.38       $  33.47   132,000  $  35.31
         $39.41--$ 46.00  1,378,000                4.24       $  45.00    94,000  $  46.00
         $47.00--$129.34    857,000                4.86       $  72.14     ---       ---
                            -------                                        ----
         $ 3.50--$129.34  7,692,000                3.78       $  27.97   777,000  $  15.22
                          =========                                      =======

                            Network Solutions, Inc.
                 Notes to Financial Statements --- (Continued)

Note 10 --- Employee Benefit Plans --- (Continued)

Employee Stock Purchase Plan

  Effective January 7, 1998, Network Solutions adopted an Employee Stock Purchase Plan to provide substantially all full time employees an opportunity to purchase shares of its Common Stock through payroll deductions of up to 10% of eligible compensation. Semiannually, on June 30 and December 31, participant account balances are used to purchase stock at the lesser of 85 percent of the fair market value on the trading day before the participation period starts or the trading day preceding the day on which the participation period ends. A total of 1,000,000 shares were initially reserved for purchase under the plan. For the years ended December 31, 1998 and 1999, 60,000 and 26,000 shares were purchased under this plan, respectively.

Network Solutions 401(k) Retirement Plan

  Effective July 1, 1999, Network Solutions sponsors an employee savings plan that qualifies as a deferred salary arrangement under Section 401(k) of the Internal Revenue Code. Participating employees may defer up to 18% of their compensation, subject to certain regulatory limitations. Employee contributions are invested, at the employee's direction, among a variety of investment alternatives, including Network Solutions Common Stock. Network Solutions matches employee contributions at a rate of 50% up to a maximum of 3% of compensation. Employee contributions are fully vested, whereas vesting in matching Company contributions occurs at a rate of 25% per year of employment. During the period from July 1, 1999 through December 31, 1999, the Company's matching contribution was $308,000 in cash. Matching contributions are subsequently invested in Network Solutions Common Stock.

Pro Forma Disclosures

  The weighted average fair value of the options granted using the Black Scholes model during 1997, 1998 and 1999 amounted to $1.17, $7.46 and $33.96, respectively for the Network Solutions Incentive Plan. The following weighted average assumptions were used in calculating the option fair values.

                                                Network Solutions Stock
                                                        Options
                                               --------------------------
                                                1997     1998      1999
                                               -------  -------  --------
                    Expected life (years)         4.0      4.0       4.0
                    Risk-free interest rate      6.25%     5.1%     5.48%
                    Volatility                  20.79%   90.73%   115.65%
                    Dividend yield               0.00%    0.00%     0.00%



  Under the above model, the total value of Network Solutions' employee stock purchase program and stock options granted in 1997, 1998 and 1999 was $2,809,000, $20,322,000, and $154,624,000, respectively, all of which would be amortized ratably on a pro forma basis over the respective option terms. Had Network Solutions recorded compensation costs for these plans in accordance with SFAS No. 123, Network Solutions' pro forma income would have been $3,510,000, $9,236,000 and $8,075,000, respectively, for the years ended December 31, 1997, 1998 and 1999. Pro forma earnings per share on a diluted basis would have been $0.07, $0.14 and $0.12, respectively, for the years ended December 31, 1997, 1998 and 1999.

--------------------------------------------------------------------------------

Table of Contents


                            Network Solutions, Inc.
                 Notes to Financial Statements --- (Continued)

Note 11 --- Comprehensive Income

  The changes in the components of accumulated other comprehensive income, net of income taxes, for the years ended December 31, 1998 and 1999 is as follows:

                                                      1998                         1999
                                                      ----                         ----
                                            Unrealized   Accumulated    Unrealized    Accumulated
                                              Gains         Other         Gains          Other
                                                On      Comprehensive       On       Comprehensive
                                            Securities     Income       Securities      Income
                                            ----------  -------------  ------------  -------------
                       Pre-tax amount         $618,000       $618,000   $53,588,000    $54,206,000
                       Income tax              259,000        259,000    21,964,000     22,223,000
                                              --------       --------   -----------    -----------
                       Net of tax amount      $359,000       $359,000   $31,624,000    $31,983,000
                                              ========       ========   ===========    ===========

Note 12 --- Commitments and Contingencies

  On June 27, 1997, SAIC received a Civil Investigative Demand, or ``CID,'' from the U.S. Department of Justice issued in connection with an investigation to determine whether there is, has been, or may be any antitrust violation under the Sherman Act relating to its Internet registration services. On January 28, 2000, the Department of Justice formally notified us that the investigation had been closed. No enforcement action was taken.

  On August 17, 1998, Network Solutions received notice from the Commission of the European Communities, or ``EC,'' of an investigation concerning Network Solutions' Premier Program agreements in Europe. On January 26, 2000, the EC formally notified Network Solutions that its investigation had been closed. No enforcement action was taken.

  In 1997, a group of six plaintiffs filed the Thomas, et al., v. Network Solutions, et al, suit against us and the National Science Foundation in the United States District Court, District of Columbia, challenging the legality of fees defendants charge for the registration of domain names on the Internet and seeking restitution of fees collected from domain name registrants in an amount in excess of $100 million, damages, and injunctive and other relief. On August 28, 1998, the District Court dismissed the entire case, issuing a final judgment in the matter. In October 1998, the plaintiffs appealed the court's dismissal of their claims. On May 14, 1999, the Court of Appeals ruled in our favor by unanimously affirming the District Court's decision. On October 12, 1999, the plaintiffs filed a Petition for a Writ of Certiorari with the U.S. Supreme Court. On January 18, 2000, the U.S. Supreme Court denied the plaintiffs' petition.

  In 1997, PG Media, Inc., a New York-based corporation, filed a lawsuit against us in the United States District Court, Southern District of New York alleging that we had restricted access to the Internet by not adding PG Media's requested 490 top level domains to the Internet root zone in violation of the Sherman Act. PG Media appealed to the Second Circuit Court of Appeals and on January 21, 2000, the Court of Appeals issued its opinion in our favor.

  As of March 13, 2000, we were a defendant in eight active lawsuits involving domain name disputes between trademark owners and domain name holders. We are drawn into such disputes, in part, as a result of claims by trademark owners that we are legally required, upon request by a trademark owner, to terminate the right we granted to a domain name holder to register a domain name which is alleged to be similar to the trademark in question. Although 68 out of approximately 9,500 of these situations have resulted in suits actually naming us as a defendant, as of March 13,

                            Network Solutions, Inc.
                 Notes to Financial Statements --- (Continued)

Note 12 --- Commitments and Contingencies --- (Continued)
2000, no adverse judgment has been rendered and no award of damages has ever been made against us. We believe that we have meritorious defenses and vigorously defend ourselves against these claims.

  Network Solutions is involved in various investigations, claims and lawsuits arising in the normal conduct of business, none of which, in management's opinion will materially harm Network Solutions' business. Legal proceedings in which Network Solutions is involved have resulted and likely will result in, and any future legal proceedings can be expected to result in, substantial legal and other expenses and a diversion of the efforts of Network Solutions' personnel.

Note 13 --- Subsequent Events

Proposed Acquisition of Network Solutions by VeriSign Inc.

  On March 7, 2000, VeriSign Inc., the leading provider of Internet trust services, and Network Solutions, Inc. announced the signing of a definitive agreement for VeriSign to acquire Network Solutions in an all-stock purchase transaction. Under the agreement, VeriSign will issue 1.075 shares of VeriSign common stock for each share of Network Solutions Common Stock. The transaction has been approved by both companies' Boards of Directors and is subject to approval by VeriSign and Network Solutions stockholders. After the merger, VeriSign will own approximately 60% of the combined company while Network Solutions stockholders will own approximately 40% of the combined company. The transaction is expected to close in the third quarter of 2000, subject to customary conditions, including obtaining necessary regulatory and stockholders approvals.

Secondary Stock Offering

  On February 8, 2000, Network Solutions completed a secondary offering in which a total of 17,779,000 shares of Common Stock were sold. Of the shares sold, Network Solutions sold 4,319,000 shares, SAIC Venture Capital Corporation sold 13,400,000 shares and other selling stockholders sold 60,000 shares. Total net proceeds to Network Solutions was approximately $511 million. After the offering, SAIC owns approximately 23% of Network Solutions' outstanding Common Stock.

Litigation

  On March 15, 2000, a group of eight plaintiffs filed suit against the U.S. Department of Commerce, the National Science Foundation and us in the United States District Court for the Northern District of California. The case, entitled William Hoefer et al. v. U.S. Department of Commerce, et al., Civil Action No. 000918-VRW, challenges the lawfulness of the registration fees that we were authorized to charge for domain name registrations from September 1995 to November 1999. The suit purports to be brought on behalf of all domain name registrants who paid registration fees during that period and seeks approximately $1.7 billion in damages. Although none of the defendants have yet been served with the complaint, we are aware that the same attorney who challenged us in a similar action known as Thomas, et al. v. Network Solutions, et al., has filed this new action on behalf of eight former and current domain name registrants. The suit contains eight causes of action against the defendants based on alleged violations of Art. I, (S) 8 and the Fifth

                            Network Solutions, Inc.
                 Notes to Financial Statements --- (Continued)

Note 13 --- Subsequent Events --- (Continued)
Amendment of the U.S. Constitution, the Independent Offices Appropriations Act (31 U.S.C. (S) 9701), the Administrative Procedure Act, the Sherman Act, and the California Unfair Competition Act, (S) 17200. We believe that the complaint lacks merit and we intend to vigorously defend ourselves as we did in response to the Thomas case.



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